EXHIBIT 99.1

Pat Conte/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

The Hain Celestial Group, Inc. Announces Delay in the Release
of its Fourth Quarter and Fiscal Year 2016 Financial Results

Lake Success, NY, August 15, 2016 - The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, announced today that it will delay the release of its fourth quarter and fiscal year 2016 financial results. During the fourth quarter, the Company identified concessions that were granted to certain distributors in the United States. The Company is currently evaluating whether the revenue associated with those concessions was accounted for in the correct period and is also currently evaluating its internal control over financial reporting. The Audit Committee of the Company’s Board of Directors is conducting an independent review of these matters and has retained independent counsel to assist in that review.

Previously, the Company has recognized revenue pertaining to the sale of its products to certain distributors at the time the products are shipped to such distributors. The Company is evaluating whether the revenue associated with the concessions granted to certain distributors should instead have been recognized at the time the products sell through its distributors to the end customers. The Company expects that any potential changes in the timing of the recognition of revenue with respect to these transactions should not impact the total amount of revenue ultimately recognized by the Company with respect to such distributors and does not reflect on the validity of the underlying transactions with respect to such distributors.

The Company will experience a delay in the timely filing of its Annual Report on Form 10-K for its fiscal year ended June 30, 2016 (the “Form 10-K”) and expects to file a notification of late filing on Form 12b-25 with the Securities and Exchange Commission to obtain an automatic 15-day extension of the filing deadline for the Form 10-K. There can be no assurance that the Company will complete the preparation and filing of the Form 10-K within the extension period.

The Company will not be in a position to release financial results until the completion of the independent review of the Audit Committee and of the audit process relating to the 2016 fiscal year. The Company is working diligently on this matter and will, as soon as practicable, make a further announcement regarding the updated timing of the release of financial results and a conference call on its financial results. Separately, the Company does not expect to achieve its previously announced guidance for fiscal year 2016.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to the Company’s expectations relating to the filing of the Form 10-K, the expected timing of its earnings release and conference call and the results of the ongoing review. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include a material delay in the Company’s financial reporting, the possibility that one or more material weaknesses in the Company’s internal control over financial reporting may be identified in connection with the ongoing review, the possibility that the ongoing review may identify errors, which may be material, in the Company’s revenue recognition accounting, whether investors should no longer rely upon previously issued financial statements, and the risk that the Company may need to restate its financial statements. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, , Hain Pure Foods®, Spectrum®, Spectrum Essentials®, , Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

2